EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a):  Material amendments to the registrant’s charter or by-laws.

WADDELL & REED ADVISORS FUNDS

Supplement dated September 30, 2016 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 29, 2016, as amended June 8, 2016

and as supplemented July 29, 2016

Effective October 1, 2016, the following replaces the “Annual Fund Operating Expenses” table (but not the footnotes) in the “Fees and Expenses” section for Waddell & Reed Advisors Global Bond Fund on page 8:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class Y

Management Fees	0.62%	0.62%	0.62%	0.62%

Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	None

Other Expenses	0.32%	0.92%	0.40%	0.21%

Total Annual Fund Operating Expenses	1.19%	2.54%	2.02%	0.83%

Fee Waiver and/or Expense Reimbursement[4]	0.04%	0.04%	0.00%	0.00%

Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.15%	2.50%	2.02%	0.83%

[4]

Through January 31, 2018, Waddell & Reed Investment Management Company (WRIMCO), the Fund’s investment manager, Waddell & Reed, Inc. (Waddell & Reed), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class A shares at 1.15%, Class B shares at 2.50%, Class C shares at 2.03% and Class Y shares at 0.83%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees.

Effective October 1, 2016, the following replaces the “Example” section for Waddell & Reed Advisors Global Bond Fund on page 8:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$685	$927	$1,188	$1,932

Class B Shares	653	1,087	1,447	2,540

Class C Shares	205	634	1,088	2,348

Class Y Shares	85	265	460	1,025

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$685	$927	$1,188	$1,932

Class B Shares	253	787	1,347	2,540

Class C Shares	205	634	1,088	2,348

Class Y Shares	85	265	460	1,025

Effective October 1, 2016, the following replaces the “Annual Fund Operating Expenses” table (but not the footnotes) in the “Fees and Expenses” section for Waddell & Reed Advisors Government Securities Fund on page 13:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class Y

Management Fees	0.50%	0.50%	0.50%	0.50%

Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	None

Other Expenses	0.32%	0.74%	0.38%	0.24%

Total Annual Fund Operating Expenses	1.07%	2.24%	1.88%	0.74%

Fee Waiver and/or Expense Reimbursement[4]	0.07%	0.11%	0.00%	0.02%

Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.00%	2.13%	1.88%	0.72%

[4]

Through January 31, 2018, Waddell & Reed Investment Management Company (WRIMCO), the Fund’s investment manager, Waddell & Reed, Inc. (Waddell & Reed), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class A shares at 1.00%, Class B shares at 2.13%, Class C shares at 1.88% and Class Y shares at 0.72%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees.

Effective October 1, 2016, the following replaces the “Example” section for Waddell & Reed Advisors Government Securities Fund on page 13:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$523	$744	$984	$1,669

Class B Shares	616	990	1,290	2,270

Class C Shares	191	591	1,016	2,201

Class Y Shares	74	235	410	917

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$523	$744	$984	$1,669

Class B Shares	216	690	1,190	2,270

Class C Shares	191	591	1,016	2,201

Class Y Shares	74	235	410	917

Effective October 1, 2016, the following replaces the “Annual Fund Operating Expenses” table (but not the footnotes) in the “Fees and Expenses” section for Waddell & Reed Advisors High Income Fund on page 17:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class Y

Management Fees	0.56%	0.56%	0.56%	0.56%

Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	None

Other Expenses	0.20%	0.62%	0.23%	0.18%

Total Annual Fund Operating Expenses	1.01%	2.18%	1.79%	0.74%

Fee Waiver and/or Expense Reimbursement[4]	0.00%	0.00%	0.00%	0.00%

Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.01%	2.18%	1.79%	0.74%

[4]

Through January 31, 2018, Waddell & Reed Investment Management Company (WRIMCO), the Fund’s investment manager, Waddell & Reed, Inc. (Waddell & Reed), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class B shares at 2.21% and Class C shares at 1.82%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees.

Effective October 1, 2016, the following replaces the “Example” section for Waddell & Reed Advisors High Income Fund on page 17:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$672	$878	$1,101	$1,740

Class B Shares	621	982	1,269	2,216

Class C Shares	182	563	970	2,105

Class Y Shares	76	237	411	918

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$672	$878	$1,101	$1,740

Class B Shares	221	682	1,169	2,216

Class C Shares	182	563	970	2,105

Class Y Shares	76	237	411	918

Effective October 1, 2016, the following replaces the “Annual Fund Operating Expenses” table (but not the footnotes) in the “Fees and Expenses” section for Waddell & Reed Advisors Municipal Bond Fund on page 22:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class Y

Management Fees	0.51%	0.51%	0.51%	0.51%

Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	None

Other Expenses	0.14%	0.31%	0.25%	0.21%[4]

Total Annual Fund Operating Expenses	0.90%	1.82%	1.76%	0.72%

Fee Waiver and/or Expense Reimbursement[5]	0.06%	0.04%	0.05%	0.02%

Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.84%	1.78%	1.71%	0.70%

[4]	Other Expenses are based on estimated expenses for the Fund’s current fiscal year; actual expenses may vary.

[5]

Through January 31, 2018, Waddell & Reed Investment Management Company (WRIMCO), the Fund’s investment manager, Waddell & Reed, Inc. (Waddell & Reed), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class A shares at 0.84%, Class B shares at 1.78%, Class C shares at 1.71% and Class Y shares at 0.70%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees.

Effective October 1, 2016, the following replaces the “Example” section for Waddell & Reed Advisors Municipal Bond Fund on page 22:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$507	$694	$897	$1,480

Class B Shares	581	869	1,081	1,892

Class C Shares	174	549	949	2,069

Class Y Shares	72	228	399	893

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$507	$694	$897	$1,480

Class B Shares	181	569	981	1,892

Class C Shares	174	549	949	2,069

Class Y Shares	72	228	399	893

Effective October 1, 2016, the following replaces the “Annual Fund Operating Expenses” table (but not the footnotes) in the “Fees and Expenses” section for Waddell & Reed Advisors Municipal High Income Fund on page 27:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class Y

Management Fees	0.51%	0.51%	0.51%	0.51%

Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	None

Other Expenses	0.14%	0.36%	0.22%	0.24%[4]

Total Annual Fund Operating Expenses	0.90%	1.87%	1.73%	0.75%

Fee Waiver and/or Expense Reimbursement[5]	0.00%	0.06%	0.03%	0.04%

Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.90%	1.81%	1.70%	0.71%

[4]	Other Expenses are based on estimated expenses for the Fund’s current fiscal year; actual expenses may vary.

[5]

Through January 31, 2018, Waddell & Reed Investment Management Company (WRIMCO), the Fund’s investment manager, Waddell & Reed, Inc. (Waddell & Reed), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class B shares at 1.81%, Class C shares at 1.70% and Class Y shares at 0.71%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees.

Effective October 1, 2016, the following replaces the “Example” section for Waddell & Reed Advisors Municipal High Income Fund on page 27:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$513	$700	$902	$1,486

Class B Shares	584	882	1,105	1,932

Class C Shares	173	542	936	2,038

Class Y Shares	73	236	413	927

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years

Class A Shares	$513	$700	$902	$1,486

Class B Shares	184	582	1,005	1,932

Class C Shares	173	542	936	2,038

Class Y Shares	73	236	413	927

*****

WADDELL & REED ADVISORS FUNDS

Supplement dated September 30, 2016 to the

Waddell & Reed Advisors Funds Statement of Additional Information

dated January 29, 2016, as amended June 8, 2016

Effective August 1, 2016, Henry J. Herrmann retired as CEO of Waddell & Reed Financial, Inc. (WDR); and as President, CEO and Chairman of Waddell & Reed Investment Management Company (WRIMCO) and Ivy Investment Management Company (IICO); and was replaced in all such offices by Philip J. Sanders. Mr. Herrmann also resigned as a Director of IICO, WRIMCO, Waddell & Reed Services Company (WISC), W&R Capital Management Group, Inc., Ivy Distributors, Inc. and Waddell & Reed, Inc. and as President of each of the funds in the Fund Complex, and no longer serves as a member of management’s Valuation Committee. Information regarding Mr. Sanders is included below.

The following portfolio management changes are effective as of the dates listed below:

Effective August 1, 2016, Bradley M. Klapmeyer replaced Philip J. Sanders as one of the co-portfolio managers for Waddell & Reed Advisors Vanguard Fund. All references to Mr. Sanders and his portfolio management of Waddell & Reed Advisors Vanguard Fund in the SAI are deleted. Information regarding Mr. Klapmeyer as of August 31, 2016, is included below.

Effective October 1, 2016, Nathan A. Brown joins Kimberly A. Scott as a co-portfolio manager for Waddell & Reed Advisors New Concepts Fund. Information regarding Mr. Brown as of August 31, 2016, is included below.

Effective October 1, 2016, Michael T. Wolverton joins David P. Ginther as a co-portfolio manager for Waddell & Reed Advisors Energy Fund. As of August 31, 2016, Mr. Wolverton did not manage any accounts, but did own shares in the Fund Complex. Information regarding Mr. Wolverton’s ownership of securities as of August 31, 2016, is included below.

Effective October 1, 2016, Kenneth G. McQuade and Brad Halverson join Timothy J. Miller as co-portfolio managers for Waddell & Reed Advisors Small Cap Fund. Information regarding Mr. McQuade as of August 31, 2016, is included below. As of August 31, 2016, Mr. Halverson did not manage any accounts, but did own shares in the Fund Complex. Information regarding Mr. Halverson’s ownership of securities as of August 31, 2016, also is included below.

Effective October 1, 2016, Bradley J. Warden joins Zachary H. Shafran as a co-portfolio manager for Waddell & Reed Advisors Science and Technology Fund. As of August 31, 2016, Mr. Warden did not manage any accounts, but did own shares in the Fund Complex. Information regarding Mr. Warden’s ownership of securities as of August 31, 2016, is included below.

Effective immediately, the following is inserted as a new row in the “Management of the Trust — Trustees and Officers — Officers” table on page 60:

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND ADVISORS FUND COMPLEX	OFFICER OF TRUST SINCE	OFFICER OF ADVISORS FUND COMPLEX SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
Philip J. Sanders* 6300 Lamar Avenue	President	2016	2016	CEO of WDR (August 2016 to present); President, CEO and

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND ADVISORS FUND COMPLEX	OFFICER OF TRUST SINCE	OFFICER OF ADVISORS FUND COMPLEX SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
Overland Park, KS 66202 1959	Vice President	2006	1998

Chairman of WRIMCO and IICO (August 2016 to present); President of each of the funds in the Fund Complex (August 2016 to present); CIO of WDR (February 2011 to present); CIO of WRIMCO and IICO (August 2010 to present)

*	Mr. Sanders was Vice President of the Trust from 2006, and of the Advisors Fund Complex from 1998, until his appointment as President in August 2016.

Effective October 1, 2016, the following is added after the last table in the “Portfolio Managers” section on page 80:

The following tables provide information relating to the portfolio managers of each of the Waddell & Reed Advisors Equity Funds below as of August 31, 2016:

Nathan A. Brown—Waddell & Reed Advisors New Concepts Fund*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed**	1	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)**	$203.1	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Mr. Brown assumed co-investment management responsibilities for Waddell & Reed Advisors New Concepts Fund effective October 1, 2016.
**	This data does not include Waddell & Reed Advisors New Concepts Fund, since Mr. Brown was not the portfolio manager of Waddell & Reed Advisors New Concepts Fund on August 31, 2016.

Bradley M. Klapmeyer—Waddell & Reed Advisors Tax-Managed Equity Fund

                                             Waddell & Reed Advisors Vanguard Fund*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	6	5	24
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	1
Assets Managed (in millions)	$4,675.4	$290.1	$2,171.7
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$97.7

*	Mr. Klapmeyer assumed co-investment management responsibilities for Waddell & Reed Advisors Vanguard Fund effective August 1, 2016.

Kenneth G. McQuade—Waddell & Reed Advisors Small Cap Fund*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed**	1	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)**	$444.5	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Mr. McQuade assumed co-investment management responsibilities for Waddell & Reed Advisors Small Cap Fund effective October 1, 2016.
**	This data does not include Waddell & Reed Advisors Small Cap Fund, since Mr. McQuade was not the portfolio manager of Waddell & Reed Advisors Small Cap Fund on August 31, 2016.

Effective October 1, 2016, the following is added after the last table in the “Portfolio Managers — Ownership of Securities” section on page 84:

As of August 31, 2016, the dollar range of shares beneficially owned by the portfolio manager is:

Manager	Fund(s) Managed in Waddell & Reed Advisors Equity Funds	Dollar Range of Fund Shares Owned	Dollar Range of Shares Owned in Similarly Managed Funds within the Fund Complex	Dollar Range of Shares Owned in the Fund Complex
Nathan A. Brown	New Concepts Fund[1]	$0	$100,001 to $500,000	$500,001 to $1,000,000
Brad Halverson	Small Cap Fund[2]	$0	$10,001 to $50,000	$100,001 to $500,000
Bradley M. Klapmeyer	Tax-Managed Equity Fund	$0	$0	$100,001 to $500,000
	Vanguard Fund[3]	$0	$10,001 to $50,000
Kenneth G. McQuade	Small Cap Fund[4]	$0	$0	$500,001 to $1,000,000
Bradley J. Warden	Science and Technology Fund[5]	$0	$100,001 to $500,000	$500,001 to $1,000,000
Michael T. Wolverton	Energy Fund[6]	$0	$10,001 to $50,000	$100,001 to $500,000

[1]	Mr. Brown assumed co-investment management responsibilities for Waddell & Reed Advisors New Concepts Fund effective October 1, 2016.
[2]	Mr. Halverson assumed co-investment management responsibilities for Waddell & Reed Advisors Small Cap Fund effective October 1, 2016.
[3]	Mr. Klapmeyer assumed co-investment management responsibilities for Waddell & Reed Advisors Vanguard Fund effective August 1, 2016.

[4]	Mr. McQuade assumed co-investment management responsibilities for Waddell & Reed Advisors Small Cap Fund effective October 1, 2016.
[5]	Mr. Warden assumed co-investment management responsibilities for Waddell & Reed Advisors Science and Technology Fund effective October 1, 2016.
[6]	Mr. Wolverton assumed co-investment management responsibilities for Waddell & Reed Advisors Energy Fund effective October 1, 2016.

With limited exceptions, a portion of the portfolio manager’s compensation is held in a deferred account, and deemed to be invested in funds within the Fund Complex. As of August 31, 2016, the dollar range of shares deemed owned by the portfolio manager is:

Manager	Fund(s) Managed in Waddell & Reed Advisors Equity Funds	Dollar Range of Fund Shares Deemed Owned in Fund(s) or Similarly Managed Style[1]	Dollar Range of Shares Deemed Owned in the Fund Complex
Kenneth G. McQuade	Small Cap Fund[2]	$50,001 to $100,000	$50,001 to $100,000

[1]	Shares deemed to be owned in any Fund or similarly managed style within the Fund Complex which is managed by the portfolio manager.
[2]	Mr. McQuade assumed co-investment management responsibilities for Waddell & Reed Advisors Small Cap Fund effective October 1, 2016.